Exhibit 3.2

THE EXONE COMPANY

(the “Corporation”)

AMENDED AND RESTATED

BYLAWS

As amended through August 19, 2013

Article I.

Offices and Corporate Seal

The registered office of the Corporation required by the Delaware General Corporation Law shall be 1209 N. Orange Street, Wilmington, Delaware, 19801, and the address of the registered office may be changed from time to time by the Board of Directors. The principal place of business of the Corporation shall be located in the Borough of North Huntingdon, County of Westmoreland, Commonwealth of Pennsylvania, unless otherwise determined by the Board of Directors. The Corporation may have such other offices, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation for qualification as a foreign corporation under the Pennsylvania Business Corporation Law may be, but need not be, the same as its principal place of business in the Commonwealth of Pennsylvania, and the address of the registered office may be changed from time to time by the Board of Directors.

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

Article II.

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors.

Section 2. Number, Tenure and Qualifications. Subject to the rights of the holders of any class or series of Preferred Stock, if any, the number of directors of the Corporation shall be between one and seven or such other number as is fixed from time to time by the Board of Directors, provided however, that the Board of Directors shall at no time consist of fewer than three directors or more than sixteen. Except as provided in Section 3 of this Article II, each director shall be elected by the vote of the majority of the shares cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that, if at the close of the notice periods set forth in Section 13 of Article III, the Presiding Stockholder Meeting Chair (as described in Section 14 of Article III) determines that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors.

For purposes of this 2 Section, a vote of the majority of the shares cast means that the number of shares voted “for” a director must exceed the number of votes cast which are not “for” that director. If a director is a nominee in a non-Contested Election and is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating Committee of the Board of Directors, or such other committee designated by the Board of Directors pursuant to Section 5 of this Article II for the purpose of recommending director nominees to the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation.

Each director shall hold office until his or her successor shall have been elected and qualified, or until his or her earlier death or resignation. Any director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or as determined by the Board of Directors.

Section 3. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office although less than a quorum, for the remainder of the unexpired term and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal, with or without cause; provided that in lieu of filling a vacancy, the Board of Directors may reduce the number of directors pursuant to Section 2 of this Article II.

Section 4. Compensation. Directors who also are employees of the Corporation shall not receive any additional compensation for services provided as a member of the Board of Directors. The non-employee directors shall be entitled to receive, pursuant to resolution of the Board of Directors, fixed fees or other compensation for their services as directors, including committee fees. In addition, reimbursement of travel and other expenses incurred for attendance at each regular or special meeting of the Board of Directors or at any meeting of a committee of the Board of Directors or in connection with their other services to the Corporation may be permitted. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 5. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation, as selected by the Board of Directors, and the Board of Directors shall also designate a chairman of each committee. The members of each committee shall designate a person to act as secretary of the committee to keep the minutes of, and serve the notices for, all meetings of the committee and perform such other duties as the committee may direct. Such person may, but need not be, a member of the committee.

The Board of Directors may designate one or more directors of the Corporation as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors, or to fill a vacancy, or otherwise) shall serve as a member of such committee until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her resignation or removal, with or without cause, from such committee. Each committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors, however, no committee shall have the power of authority: (1) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval; or (2) to adopt, amend or repeal the Bylaws of the Corporation.

Any committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers that may require it. Each committee of the Board of Directors may establish its own rules of procedure. Except as otherwise specified in a resolution designating a committee, one-third of the members of a committee shall be necessary to constitute a quorum of that committee for the transaction of business and the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of the committee.

Section 6. Validity of Contracts. No contract or other transaction entered into by the Corporation shall be affected by the fact that a director or officer of the Corporation is in any way interested in or connected with any party to such contract or transaction, or himself is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the Corporation upon such contract or transaction; provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or stockholders and the contract or transaction is authorized or approved in good faith by the stockholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the stockholders, or by the Board of Directors, or by a committee thereof.

Article III.

Stockholders’ Meetings

Section 1. Place of Meetings. The Board of Directors or Chairman of the Board of Directors (the “Chairman of the Board”) may designate any place as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal place of business of the Corporation in the Commonwealth of Pennsylvania.

Section 2. Annual Meetings. The annual meeting of the stockholders shall be held on the first Monday in the month of May in each year, at the hour of 10:00 o’clock A.M., or at such other day and hour as may be fixed by or under the authority of the Board of Directors, from time to time, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

Section 3. Special Meetings.

(a) Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the Chairman of the Board or by the Board of Directors at any time.

(b) Special meetings of the stockholders shall be called by the Board of Directors upon written request (a “Request”) to the Secretary of the Corporation by one or more stockholders of the Corporation holding shares representing in the aggregate not less than twenty percent (20%) of the total number of votes entitled to be cast on the matter or matters to be brought before the proposed special meeting. To be valid, a stockholder Request for a special meeting shall: (i) be directed to the Secretary in writing and shall be signed by each stockholder requesting the special meeting, or a duly authorized agent of such stockholder; and (ii) be accompanied by a written notice setting forth the specific purpose(s) of the special meeting and information required by Section 13 of this Article, including the information as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting.

(c) A special meeting requested by stockholders shall be held at such date, time and place as may be designated by the Board of Directors or Chairman of the Board; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after receipt by the Secretary of a Request satisfying the requirements of this Section 3. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i) a valid Request is not delivered in the manner and form prescribed pursuant to this Section 3;

(ii) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii) the Chairman of the Board or the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days of the time the Secretary receives the Request for the special meeting and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the stockholder Request;

(iv) an identical or substantially similar item was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the stockholder Request for a special meeting; or

(v) documentary evidence of the record and beneficial ownership of such shares of stock as of the record date is not established as required by this Section and Section 13 of this Article.

(d) A stockholder may revoke a Request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked Requests from stockholders holding in the aggregate less than the requisite number of shares of stock entitling the stockholders to request a special meeting be called, the Chairman of the Board or the Board of Directors, in their discretion, may cancel the special meeting. If none of the stockholders who submitted the Request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.

(e) Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the Corporation’s notice for such meeting and only such business will be considered as shall have been stated in the Corporation’s notice for such meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders (in addition to those specified in a stockholder Request). The Board of Directors may elect the distribution method of the Corporation’s notice and proxy materials as electronic or as otherwise permitted.

Section 4. Voting; Quorum. Subject to Section 11 of this Article III, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Certificate of Incorporation or in the manner therein provided. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by Delaware law, the Certificate of Incorporation, or these Bylaws. No matter shall be considered at a meeting of stockholders except upon a motion duly made and seconded. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. Adjournment of Meetings. If less than a majority of the outstanding shares are represented at a meeting of the stockholders, a majority of the shares so represented may adjourn the meeting from time to time without further notice. The Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) may adjourn a meeting of the stockholders from time to time without further notice, whether or not a quorum is present at the meeting. No notice of the time and place of adjourned meetings need be given except as required by law. In no event shall a public notice of an adjournment of any meeting of the stockholders commence a new time period for the giving of stockholder notice of nominations or proposals for other business as described in Section 13 of Article III. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing or submitted by electronic transmission by the stockholder or by the stockholder’s duly authorized attorney-in-fact. No proxy shall be valid after three years from the date of its execution, unless otherwise expressly provided in the proxy.

Section 7. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (twenty days if the stockholders are to approve a merger or consolidation or a sale, lease or exchange of all or substantially all the Corporation’s assets) nor more than sixty days before the date of the meeting, by or at the direction of the Board of Directors, Chairman of the Board, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice provisions of Article IX, Section 1 of these Bylaws shall apply to notices given under this Section 7.

Section 8. Postponement of Meetings. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors (1) upon public notice given prior to the time previously scheduled for such meeting of the stockholders or (2) announcement at the meeting which is to be postponed. In no event shall public notice of a postponement of any previously scheduled meeting of the stockholders commence a new time period for the giving of stockholder notice of nominations or proposals for other business as described in Section 13 of Article III.

Section 9. Cancellation of Meetings. Any special meeting of the stockholders called by the Chairman of the Board or by the Board of Directors may be canceled by resolution of the Board of Directors upon (1) public notice given prior to the time previously scheduled for such meeting of the stockholders or (2) announcement at the meeting which is to be postponed. Any special meeting of stockholders requested by stockholders may be cancelled as permitted under Section 3 of this Article.

Section 10. Voting Lists. The officer or agent having charge of the stock ledger of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the postal address of and the number of shares held by each; which list, for a period of ten days prior to such meeting, shall be kept at the principal place of business of the Corporation. The list shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or ledger or to vote at any meeting of stockholders.

Section 11. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of stockholders. Such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 12. Voting of Shares by Certain Holders. Neither treasury shares nor shares of the Corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by any officer thereof or pursuant to any proxy executed in the name of such corporation by any officer of such corporation unless there has been express written notice filed with the Secretary that such officer has no authority to vote such shares. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him or her, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a fiduciary may be voted by such person, either in person or by proxy.

A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.

Section 13. Advance Notice of Stockholder Nominations and Proposals for other Business.

(a) Notice. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting or, only if and to the extent such matters are included in the Corporation’s notice for such a meeting, at a special meeting of the stockholders only (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record on the record date set with respect to such meeting (as provided for in Section 11 of Article III), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 13. For nominations or proposals for other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) above, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law and a proper matter for consideration at such meeting under the Certificate of Incorporation and these Bylaws, including, without limitation, Section 3 of this Article.

For notice under this Section to be timely, it must be delivered to the Secretary at the principal place of business of the Corporation not earlier than the 120th day prior to the date of such meeting and (A) in the case of an annual meeting of stockholders, at least 45 days before the anniversary date on which the Corporation filed its definitive proxy materials (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (1) the sixtieth (60th) day prior to such annual meeting or (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (B) in the case of a special meeting, not later than the close of business on the later of (i) the sixtieth (60th) day prior to the date of such meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(b) Nominations. If such stockholder notice under this Section 13 relates to a proposal by such stockholder to nominate one or more persons for election or re-election as a director, it shall set forth (in addition to the requirements in paragraph (d) below) all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Persons nominated by stockholders to serve as directors of the Corporation who have not been nominated in accordance with this Section 13 shall not be eligible to serve as directors.

(c) Other Business. If such stockholder notice under this Section 13 relates to any other business that the stockholder proposes to bring before the meeting, it shall set forth (in addition to the requirements in paragraph (d) below) a brief description of such business, the reasons for conducting such business at the meeting and any personal or other direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(d) Other Requirements. Each such notice under this Section 13 shall also set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) documentary evidence of the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by each such stockholder and each such beneficial owner;

(iii) a representation by the stockholder and beneficial owner that within five (5) business days after the record date for such meeting it will provide ownership information as of the record date for such meeting;

(iv) a description of any agreement, arrangement or understanding (whether or not in writing) related to the below between or among such stockholder or beneficial owner and any other person at the time of notice under this Section 13 and a representation that the stockholder will notify the Corporation of the same in writing within five (5) business days after the record date for such meeting:

(A) with respect to the nomination or other business, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 of Item 6 of Schedule 13D (regardless of whether the requirements to file a Schedule 13D is applicable to the stockholder or beneficial owner);

(B) any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares (regardless of whether settled in shares or cash) or other similar arrangement that has been entered into, the effect of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to stock of the Corporation; and

(C) related to acquiring, holding, voting or disposing of any shares of stock of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding;

(v) a representation as to whether the stockholder or beneficial owner will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to stockholders; and

(vi) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, such stockholder’s and beneficial owners’ written consent to the public disclosure of information provided pursuant to this Section.

(e) The requirements of this Section 13 shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual or special meeting pursuant to and in compliance with Rule 14a-8 under the Exchange Act and wished to have such proposal in the Corporation’s proxy materials. With respect to any such matter proposed to be presented pursuant to and in compliance with Rule 14a-8, (i) the notice required by this Section 13 shall be considered timely if delivered within the time period specified in Rule 14a-8(e), and (ii) the person proposing to have such matter presented at the meeting shall provide the information required by paragraphs (c) and (d) of this Section, provided that the information required by paragraph (d)(i) and (ii) of this Section 13 may be satisfied by providing the information required pursuant to Rule 14a-8(b).

(f) Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 13; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to stockholders at any special meeting requested by stockholders. The Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting (including without limitation if a stockholder does not meet the provisions of Section 3 of this Article in the case of a stockholder requested special meeting) and, if any proposed nomination or business has not been properly brought before the meeting, the Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting, notwithstanding that proxies in respect of such matters may have been received. For purposes of this Section 13, “public announcement” shall mean disclosure in a press release or other means reasonably designed to provide broad distribution of the information to the public, or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Notwithstanding any provision in this Section 13 to the contrary, requests for inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule.

Notwithstanding compliance with the requirements of this Section 13, the Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) presiding at any meeting of the stockholders may, in his or her sole discretion, refuse to allow a stockholder or stockholder representative to present any proposal which the Corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission.

Nothing in this Section 13 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if any, to elect directors, established by resolution of the Board of Directors as provided in the Certificate of Incorporation.

Section 14. Procedures. The Chairman of the Board or other person presiding as provided in these Bylaws or by the Board of Directors (the “Presiding Stockholder Meeting Chair”), shall call meetings of the stockholders to order. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the Presiding Stockholder Meeting Chair, shall act as Secretary of the meeting.

The order of business and all other matters of procedure at every meeting of stockholders may be determined by such Presiding Stockholder Meeting Chair. Except to the extent inconsistent with applicable law, these Bylaws or any rules and regulations adopted by the Board of Directors, the Presiding Stockholder Meeting Chair of any

meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such Presiding Stockholder Meeting Chair, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Stockholder Meeting Chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Presiding Stockholder Meeting Chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) establishing times for opening and closing of the voting polls for each item upon which a vote is to be taken. Unless, and to the extent determined by the Board of Directors or the Presiding Stockholder Meeting Chair of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Article IV.

Board of Directors’ Meetings

Section 1. Annual Meetings. An annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 3. Meetings in Executive Session. During any annual meeting or special meeting of the Board of Directors, the Board of Directors may have an executive session with only the nonemployee directors or only the independent directors present and such other invitees as the directors participating in the executive session shall so determine. No separate notice of the executive session is required. The presiding director, as determined by the Board of Directors’ established procedures, shall preside at such executive session unless the directors participating in the executive session shall select another director to preside.

Section 4. Notice. Notice of the annual meeting of the Board of Directors need not be given. Except as set forth in the next sentence, special meetings of the Board of Directors may be called: (i) on 24 hours notice if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or (ii) on two days notice if notice is sent by overnight courier or (iii) on five days notice if notice is mailed, to each director, addressed to him or her at his or her usual place of business or residence. If, however, the meeting is called by or at the request of the Chairman of the Board and if the Chairman of the Board decides that unusual and urgent business is to be transacted at the meeting (which decision shall be conclusively demonstrated by the Chairman of the Board giving notice of the meeting less than 24 hours prior to the meeting), then at least 2 hours prior notice shall be given. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects at the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. Quorum. One-third of the number of directors fixed by, or pursuant to, Section 2 of Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such one-third is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 6. Manner of Acting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and filed with the minutes of proceedings of the Board of Directors or committee and such consent shall have the same force and effect as a unanimous vote.

Section 9. Participation in a Meeting by Telephone. Members of the Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

Article V.

Officers and Chairman of the Board

Section 1. Elected Officers. The elected officers of the Corporation shall include a Chief Executive Officer and Secretary of the Corporation and such other officers as the Board of Directors may designate by resolution to be elected directly by the Board of Directors or in any other manner as the Board of Directors may determine. The elected officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, subject to these Bylaws. Any two or more offices may be held by the same person. Each elected officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed. Any elected officer serves at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time for any reason. Except as may be otherwise determined by the Board of Directors, any elected officer of the Corporation other than the Chief Executive Officer, the President (if any), the Chief Financial Officer, the Secretary or the Controller may be removed by the CEO at any time for any reason, provided that the CEO is a member of the Board of Directors.

Section 2. The Chairman of the Board of Directors. The Board of Directors shall annually elect one of its own members to be the Chairman of the Board of Directors. The Chairman of the Board (who may also be the Chief Executive Officer of the Corporation) may also be an elected officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, except as otherwise provided under these Bylaws, and may at any time call any meeting of the Board of Directors. The Board of Directors may remove or replace the Chairman of the Board as Chairman at any time for any reason.

Section 3. The Chief Executive Officer. The Board of Directors may appoint one or more officers of the Corporation as the Chief Executive Officer (such one or more individuals, the “CEO”). The CEO shall be the senior executive officer of the Corporation and shall in general supervise and control all the business and affairs of the Corporation. The CEO shall direct the policies of the Corporation and shall perform all other duties incident to the office or as may be delegated or assigned by the Board of Directors by resolution from time to time. The CEO may delegate powers to any other officer of the Corporation.

Section 4. The President. The President (who may also be the Chief Operating Officer) shall have such duties as are incident to such office or as may be delegated or assigned by the Board of Directors by resolution from time to time. Prior to any action by the Board of Directors, in the absence or disability of the CEO, the President shall exercise the functions of the CEO and shall have the authority of the CEO. There is no requirement that there be a President.

Section 5. Vice Presidents. Vice Presidents shall have such duties as are incident to such office or as may be delegated or assigned by the Board of Directors by resolution from time to time.

Section 6. The Secretary. The Secretary shall give notice of, and keep the minutes of, all meetings of the Board of Directors and the stockholders. He or she shall in general perform all of the duties which are incident to the office of secretary of a company, subject at all times to the direction and control of the Board of Directors, and shall have such other duties as may be delegated or assigned by the Board of Directors by resolution from time to time. The Secretary may appoint one or more Assistant Secretaries, each of whom shall have the power to affix and attest the corporate seal of the Corporation, and to attest to the execution of documents on behalf of the Corporation and perform such duties as may be assigned by the Secretary.

Section 7. The Chief Financial Officer. The Chief Financial Officer shall be the senior financial officer of the Corporation and shall have such duties as are incident to such office or as may be delegated or assigned from time to time by the CEO or by the Board of Directors.

Section 8. The Treasurer. The Treasurer shall have the custody of all of the funds and securities of the Corporation and shall have such duties as are incident to such office or as may be delegated or assigned from time to time by the CEO or by the Board of Directors. The Treasurer may appoint one or more Assistant Treasurers to perform such duties as may be assigned by the Treasurer.

Section 9. Statutory Duties. Each respective officer shall discharge any and all duties pertaining to their respective office, which is imposed on such officer by the provisions of any present or future statute of the State of Delaware.

Section 10. Delegation of Duties. In case of the absence of any officer of the Corporation, the Chairman of the Board or the Board of Directors may delegate, for the time being, the duties of such officer to any other officer or to any director.

Article VI.

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the CEO or President, and by the Treasurer or the Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the Corporation.

Section 2. Transfer of Certificate. Transfer of shares of the Corporation shall be made only upon the records of the Transfer Agent appointed for this purpose, by the owner in person or by the legal representative of such owner and, upon such transfer being made, the old certificates shall be surrendered to the Transfer Agent who shall cancel the same and thereupon issue a new certificate or certificates therefor. Whenever a transfer is made for collateral security, and not absolutely, the fact shall be so expressed in the recording of the transfer.

Section 3. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar of transfers and thereafter may require all stock certificates to bear the signature of such transfer agent and such registrar of transfers. The signature of either the transfer agent or the registrar may be a facsimile.

Section 4. Registered Holder. The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim thereto, or interest therein, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

Section 5. Rules of Transfer. The Board of Directors also shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of the certificates for the shares of the Corporation.

Section 6. Lost Certificates. Any person claiming a certificate for shares of this Corporation to be lost or destroyed, shall make affidavit of the fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Such person shall give to the Corporation, to the extent deemed necessary by the Secretary or Treasurer, a bond of indemnity with one or more sureties satisfactory to the Secretary, and in an amount which, in his or her judgment, shall be sufficient to save the Corporation from loss, and thereupon the proper officer or officers may cause to be issued a new certificate of like tenor with the one alleged to be lost or destroyed. But the Secretary may recommend to the Board of Directors that it refuse the issuance of such new certificate in the event that the applicable provisions of the Uniform Commercial Code are not met.

Article VII.

Contracts, Loans, Checks and Deposits

Section 1. Contracts. The Board of Directors may authorize, by these Bylaws or any resolution, any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by these Bylaws or a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by these Bylaws or a resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Article VIII.

Books and Records

Complete books and records of account together with minutes of the proceedings of the meetings of the stockholders and Board of Directors shall be kept. A record of stockholders, giving the names and addresses of all stockholders, and the number and class of the shares held by each, shall be kept by the Corporation at its registered office or principal place of business in the Commonwealth of Pennsylvania or at the office of a Transfer Agent or Registrar.

Article IX.

Notices

Section 1. Manner of Notice. Whenever, under the provisions of the Certificate of Incorporation or of the Bylaws of the Corporation or of the statutes of the State of Delaware, notice is required to be given to a stockholder, to a director or to an officer, it shall not be construed to mean personal notice, unless expressly stated so to be. Without limiting the manner by which notice otherwise may be given to stockholders, any notice so required (other than notice by publication) may be given in writing by depositing the same in the United States mail, postage prepaid, directed to the stockholder, director or officer, at his, or her, address as the same appears on the records of the Corporation, and the time when the same is mailed shall be deemed the time of the giving of such notice or by electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder. Any such notice by electronic transmission shall be deemed to be given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to (in a manner consistent with the Delaware General Corporation Law) receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of specific posting, upon the later of such posting and the giving of the separate notice, and (4) if by any other form of electronic transmission, when directed by the stockholder.

Section 2. Waiver of Notice. Notice of the time, place, and purpose of any meeting of stockholders may be waived (i) in writing signed by the person entitled to notice thereof or (ii) by electronic transmission made by the person entitled to notice, in each case either before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice or any waiver by electronic transmission. Notice will be waived by any stockholder by his or her attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Article X.

Fiscal Year

The fiscal year of the Corporation shall begin on the 1st day of January and terminate on the 31st day of December or as otherwise determined by the Board of Directors.

Article XI.

Emergency Bylaws

The Emergency Bylaws provided in this Article XI shall be operative upon (a) the declaration of a civil defense emergency by the President of the United States or by concurrent resolution of the Congress of the United States pursuant to Title 50, Appendix, Section 2291 of the United States Code, or any amendment thereof, or (b) upon a proclamation of a civil defense emergency by the Governor of the Commonwealth of Pennsylvania which relates to an attack or imminent attack on the United States or any of its possessions. Such Emergency Bylaws, or any amendments to these Bylaws adopted during such emergency, shall cease to be effective and shall be suspended upon any proclamation by the President of the United States, or the passage by the Congress of a concurrent resolution, or any declaration by the Governor of Pennsylvania that such civil defense emergency no longer exists.

During any such emergency, any meeting of the Board of Directors may be called by any officer of the Corporation or by any director. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the meeting, which shall be at the principal place of business of the Corporation at the time if feasible, and otherwise, any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or telegram, the notice shall be addressed to the director at his or her residence or business address, or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible in the judgment of the person giving the notice, to the other directors. Notice shall be given at least two days before the meeting, if feasible in the judgment of the person giving the notice, and otherwise on any shorter time he or she may deem necessary.

Article XII.

Amendment of Bylaws By Directors

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors by a majority vote of the directors present at the meeting.

Article XIII.

Indemnification and Insurance

(A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified under this Bylaw or otherwise. The rights conferred in this Bylaw shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(B) To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control”, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(C) If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(D) If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.

(E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

(F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Bylaw that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(I) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(J) For purposes of this Bylaw:

(1) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(ii) consummation of a reorganization, merger or consolidation of the Company or a direct or indirect wholly owned subsidiary thereof, a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of the Company, or other transaction involving the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person other than the Company beneficially owns 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of Section 1 (a) (i)), and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 1(a)(iii).

(iv) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

(2) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(3) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

(K) Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Article XIV.

Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).